Exhibit 99.1

FOR IMMEDIATE RELEASE

LaserLock Technologies Inc. Announces Company Name Change to VerifyMe, Inc. and Completion of Reverse Stock Split

VerifyMe Targets Consumer and Brand Protection Following Restructuring

VerifyMe Launches New Website www.verifyme.com

New York, N.Y. – July 23, 2015 – VerifyMe, Inc. (OTCBB:LLTID), a pioneer in combining physical, cyber and biometric security solutions to prevent identity theft, counterfeiting and fraud, today announced that its company name change and 85 for 1 reverse stock split have been completed.

“VerifyMe is the result of a restructuring of LaserLock Technologies reaching an agreement with its digital licensing partner and a re-capitalization of the company with $1.5 million in new investment,” said Paul Donfried, President and Chief Executive Officer of VerifyMe. “Our company offers a suite of patented technologies that verify the authenticity and provenance of any material good or the identity of any person. This milestone positions our company to deliver leading identity and authentication solutions in both cyber and physical security,” Mr. Donfried continued.

VerifyMe will continue to enhance its physical solutions, which are based on proprietary security pigments and inks. The company is focused on expanding its relationships with existing customers and establishing new partnerships.

“We anticipate that the restructuring will prepare VerifyMe for a future uplisting and attract additional investors,” said Benjamin Burrell, Chief Operating Officer of VerifyMe.

“As concerns and threats of identity theft and counterfeiting rise, we see increasing demand for innovative solutions. We believe that our technologies and company are well positioned to improve consumer and brand protection,” Mr. Burrell continued.

Interwest Transfer Company, Inc., is acting as exchange and transfer agent for the reverse stock split. Additional information can be found in the definitive information statement posted on the Company’s website www.verifyme.com or by visiting www.sec.gov. Interwest will provide information for exchanging pre-split stock certificates. Shares in brokerage accounts will have their shares automatically adjusted.

About The Company

VerifyMe is a high tech solutions company in the field of authenticating products and people. VerifyMe’s physical technology authenticates products, documents and currency with a suite of proprietary security inks and pigments. The company’s digital technology authenticates people by performing strong, multi-factor verification via a patented digital platform. To learn more, visit www.verifyme.com.

Forward-Looking Statements

This press release includes “forward-looking statements”, which may be identified by words such as “may,” “will,” “expects,” “intends,” “plans,” “projects,” “estimates,” “anticipates,” or “believes” or the negative thereof or any variation thereon or similar terminology or expressions. We have based these forward-looking statements on our current expectations and projections about future events. These forward-looking statements are not guarantees and are subject to known and unknown risks, uncertainties and assumptions about us that may cause our actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by such forward-looking statements. Important factors that could cause actual results to differ materially from our expectations include, but are not limited to: our ability to raise additional capital, our limited revenues generated to date, our ability to attract and retain qualified personnel, the ability to successfully develop licensing programs and generate business, rapid technological change in relevant markets, changes in demand for current and future intellectual property rights, legislative, regulatory and competitive developments, intense competition with larger companies, general economic conditions, and other factors set forth described in our filings with the Securities and Exchange Commission (“SEC”), including our annual report on Form 10-K filed with the SEC on April 16, 2015. VerifyMe (formerly known as LaserLock Technologies) expressly disclaims any obligation to publicly update any forward-looking statements contained herein, whether as a result of new information, future events or otherwise, except as required by law.

Contacts:

Investors and Media:

Benjamin Burrell

Chief Operating Officer

bburrell@verifyme.com

212-994-7002 x702

INVESTOR RELATIONS

VerifyMe

IR@verifyme.com